Exhibit 99.1
FOR IMMEDIATE RELEASE
Premier Exhibitions Announces a New Exhibition
“Dialogue in the Dark”
Atlanta, GA (February 27, 2008) — - — Premier Exhibitions, Inc. (NASDAQ: PRXI) announced today that it has entered into an exclusive long term Licensing Agreement to present Dialogue in the Dark. Hailed as one of the most successful social enterprises in the world, this renowned exhibition has hosted sold out crowds in more than 20 countries throughout Europe, Asia and South America. Premier Exhibitions is planning to open its first North American engagement in the summer of 2008.
Dialogue in the Dark provides remarkable insights and extraordinary experiences. Escorted through galleries that are in total blackness, visitors will learn how a daily routine can become an unforgettable experience. The exhibition replicates familiar environments and challenges individuals to perform tasks without the use of their vision. A reversal of roles is created where sighted visitors are asked to rely on their blind guides to provide security and a sense of orientation, leaving them with a unique appreciation and lasting impression of a world without pictures. Perceptions are enhanced and visitors experience the paradox of learning to “see” again without the use of sight.
“I am very pleased to make this long awaited announcement” said Arnie Geller, Premier’s Chairman. “This remarkable experience is a proud addition to our roster of important exhibitions. I can assure you that after one encounter with Dialogue in the Dark... your senses will never be the same.”
“Dialogue in the Dark is a thought provoking, exceptional experience” stated Bruce Eskowitz, President and CEO of Premier Exhibitions, Inc. “Dialogue in the Dark has become a highly anticipated, worldwide phenomenon with sellout crowds and waiting lists from educators, corporate programs and general visitors. We look forward to strong sponsorship opportunities as well as unique partnerships with various organizations throughout North America.”
“Dialogue in the Dark is not an ordinary exhibition but rather a platform for communication and exchange between different cultures,” states Andreas Heinecke, founder of Dialogue in the Dark. “The exhibition has employed more than 5,000 disabled individuals throughout the world and has provoked a change in perspectives, challenging our skills and perceptions towards human diversity. We are thrilled to work with Premier Exhibitions to enhance the experience of Dialogue in the Dark and continue the success we have seen worldwide.”
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
As a result of both new agreements and relationships, such as Dialogue in the Dark, and due to the transition to a new Chief Financial Officer, Premier Exhibitions is working to update and finalize its internal forecasts and models for the year ending February 28, 2009. Accordingly, Premier Exhibition’s release of financial guidance for such year will not be available until all analysis is completed.
Forward-Looking Statements
Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions have based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, strategies and similar matters. Certain of the factors described in Premier Exhibitions’ filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect Premier Exhibitions’ future results and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
For additional Information:
Investor Relations
Bud Ingalls
Chief Financial Officer
404-842-2638
bingalls@prxi.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern (404) 842-2600
kmorgenstern@prxi.com